                                SUBSCRIPTION AGREEMENT
          TUMBLEWEED, INC., 1900 MELLWOOD AVENUE, LOUISVILLE, KENTUCKY 40206

Dear Sirs:

I acknowledge that I have read the Prospectus dated _________, 1998 (the "Prospectus") describing the offer by Tumbleweed, Inc. (the "Company") of up to 1,200,000 shares of Common Stock (the "Shares") at the price of $10.00 per Share. I hereby subscribe to purchase from the Company the number of Shares detailed below. The minimum individual subscription is 100 Shares, for a total price of $1,000.00. I acknowledge that the Company may, in its sole discretion, accept subscriptions for less than 100 Shares.

               A.   NUMBER OF SHARES (MINIMUM OF ___)
                                                       -----------
               B.   PRICE PER SHARE                         $10.00
                                                       -----------
                    TOTAL PURCHASE PRICE (A X B)
                                                       -----------
                                                       -----------

In consideration for such Shares, I hereby submit a check made payable to "National City Bank of Kentucky, Escrow Agent for Tumbleweed, Inc.", for the total purchase price of $_______. I acknowledge that the Company may, in its sole discretion, accept or reject my subscription, in whole or in part.

Recognizing that the Company must rely upon the information and on the representations set forth herein, I (either in an individual capacity or as an authorized representative of an entity, if applicable) hereby represent, warrant and agree that I am (if an individual) (i) a bona fide resident of Kentucky, Tennessee, Indiana, Ohio, Texas, Wisconsin, Illinois, Colorado, Minnesota or Virginia (ii) over 21 years of age, (iii) legally competent to execute this Agreement or (if any entity) I am authorized to execute this Agreement and (iv) the entity is domiciled in Kentucky, Tennessee, Indiana, Ohio, Texas, Wisconsin, Illinois, Colorado, Minnesota or Virginia.

I HEREBY AGREE AND UNDERSTAND THAT MY SIGNATURE TO THIS AGREEMENT CONSTITUTES MY PURCHASE OF THE SHARES SUBJECT TO ACCEPTANCE OF THIS SUBSCRIPTION BY THE COMPANY IN ITS SOLE DISCRETION. I agree that I will execute such other documents necessary to complete the transactions contemplated hereby, and agree to be bound by all of the terms and provisions of this Agreement and to perform all of my obligations hereunder with respect to the Shares to be purchased.

A check for the purchase price, drawn to the order of "National City Bank of Kentucky, Escrow Agent for Tumbleweed, Inc.", is enclosed in full payment of this subscription. The payment so delivered, or the applicable part thereof, shall be returned promptly to me, without interest or deduction, if this subscription is not accepted in full by the Company.

                                        Very truly yours,
INDIVIDUAL OR JOINT PURCHASER(S) (SEE BACK):

-------------------------------------   -------------------------------------

-------------------------------------   -------------------------------------
Printed Name(s) of Individual/Joint     Signature(s) of Individual/Joint
Purchaser(s)                            Purchaser(s)

Address:                                Date:
        -----------------------------        --------------------------------

City:                                   Ownership:
     --------------------------------             ---------------------------
                                                           (see back)
State:                    Zip:          SSN or Taxpayer ID#:
      -------------------     -------                       -----------------

Home Phone: (      )                    Work Phone: (      )
             ------------------------                ------------------------


               MAKE CHECKS PAYABLE TO "NATIONAL CITY BANK OF KENTUCKY,
                          ESCROW AGENT FOR TUMBLEWEED, INC."

                                  OWNERSHIP METHODS
                           (ALL PURCHASERS MUST SELECT ONE)
[ ] INDIVIDUAL (Represents ownership by one person. One signature required.) [ ] JOINT TENANTS (Joint Tenants with Rights of Survivorship. Commonly used where spouses are investing together and desire assets to pass to the surviving spouse free of probate. Both parties must sign.)
[  ] TENANTS IN COMMON (Each investor has an undivided interest.  All investors must sign.)
[  ] TRUST (Please include name of trust, name of trustee, date trust was formed and copy of the trust agreement.)
[  ] PARTNERSHIP (Please include copy of the partnership agreement authorizing signature.)
[  ] CORPORATION (Please include corporate resolution authorizing signature.)
[  ] UNIFORM GIFTS TO MINORS ACT - UGMA (The adult custodian must sign.)
[  ] OTHER (Please specify and include copy of document authorizing signature.)

                         TO BE COMPLETED BY ENTITY PURCHASER:
                    (Trust, Partnership, Corporation, UGMA, Other)
The undersigned trustee, partner or officer warrants that he has full power and authority from all necessary beneficiaries, partners, members, directors, or stockholders of the entity named above to execute this Subscription Agreement on behalf of the entity and that investment in the Partnership is not prohibited by the governing documents of the entity and that the entity is domiciled in Kentucky, Tennessee, Indiana, Ohio, Texas, Wisconsin, Illinois, Colorado, Minnesota or Virginia.


--------------------------------   ---------------------------------------------
Printed Name of Entity Purchaser   Signature and title of trustee, partner or
                                   authorized officer

Date:       , 1998 Taxpayer ID#:                  Telephone: (    )
     -------                    ------------------            ------------------

Address:                              City:               State:     Zip:
        ------------------------------     ---------------      -----    -------


                         TO BE COMPLETED BY TUMBLEWEED, INC.:

ACCEPTED AND AGREED TO:                 TUMBLEWEED, INC.

Dated:                   , 1998         BY:
      -------------------                  -------------------------------------
                                           President


                     TO BE COMPLETED BY SELLING BROKER (IF ANY):
Name:
     ---------------------------------------------------------------------------
Firm:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------
City:                                   State:               Zip:
     -----------------------------------      ---------------    ---------------
Telephone: (    )                       FAX: (    )
            ----------------------------      ----------------------------------


                                   OFFICE USE ONLY
Date of Call:                 Broker Date:                  Check #:
             -------------                -------------             ------------

Mailed Date:                  Broker Code:
             -------------                -------------


               MAKE CHECKS PAYABLE TO "NATIONAL CITY BANK OF KENTUCKY,
                          ESCROW AGENT FOR TUMBLEWEED, INC."